Exhibit (d)(4)(i)

AMENDMENT

to

INVESTMENT ADVISORY AGREEMENT

by and between

ALPHA ARCHITECT ETF TRUST

and

EMPOWERED FUNDS, LLC

This Amendment to the Investment Advisory Agreement (this “Amendment”) is made as of _______________, 2020 (the “Effective Date”) by and between Alpha Architect ETF Trust, a Delaware statutory trust (the “Trust”), on behalf of the funds listed on Schedule A attached hereto (the “Funds”), and Empowered Funds, LLC, a Pennsylvania limited liability company (the “Adviser”).

BACKGROUND:

A.	The Trust and the Adviser are parties to an Investment Advisory Agreement dated as of October 14, 2019 with respect to two Funds (the “Agreement’).

B.	The parties desire to amend the Agreement to, inter alia, encompass two additional Funds.

C.	This Background section to this Amendment is hereby incorporated by reference into, and made a part of, this Amendment.

TERMS:

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows, intending to be legally bound:

1)	Section 11(a) of the Agreement is amended and restated in its entirety as follows:

The Trust expressly agrees and acknowledges that the names “Alpha Architect” and “Empowered Funds” are the sole property of the Adviser or its related company (collectively, “AA”), and, with respect to such names, that similar names may from time to time be used by other funds in the investment business that are affiliated with AA. In addition, the Trust expressly agrees and acknowledges that the names “Merlyn.AI Bull-Rider Bear-Fighter,” “MAI Tactical Growth and Income,” “Merlyn.AI Best-of-Breed Core Momentum,” “Merlyn.AI SectorSurfer Momentum,” “MAI Bull-Rider Bear-Fighter Index,” “MAI Tactical Growth and Income Index,” “MAI Best-of-Breed Core Momentum Index,” and “MAI SectorSurfer Momentum Index” “MAI Bull-Rider Bear-Fighter Index,” “MAI Tactical Growth and Income Index,” “MAI Best-of-Breed Core Momentum Index,” and “MAI SectorSurfer Momentum Index” have been licensed to AA by Merlyn.AI Corporation (the “Index Provider”), and, with respect to such names, that similar names may from time to time be used by other funds in the investment business that are affiliated with the Index Provider. AA has consented to the use by the Trust of the identifying words “Alpha Architect” and has granted to the Trust a nonexclusive license to use the name “Alpha Architect” as part of the name of the Trust and the name of any series of shares, including the Fund. AA hereby consents to the use by the Trust of the identifying words “Merlyn.AI Bull-Rider Bear-Fighter,” “MAI Tactical Growth and Income,” “Merlyn.AI Best-of-Breed Core Momentum,” “Merlyn.AI SectorSurfer Momentum,” “MAI Bull-Rider Bear-Fighter Index,” “MAI Tactical Growth and Income Index,” “MAI Best-of-Breed Core Momentum Index,” and “MAI SectorSurfer Momentum Index” “MAI Bull-Rider Bear-Fighter Index,” “MAI Tactical Growth and Income Index,” “MAI Best-of-Breed Core Momentum Index,” and “MAI SectorSurfer Momentum Index” and hereby grants to the Trust a nonexclusive license to use such names as part of the name of the Funds and the indices that the Funds seek to follow. The Trust further expressly agrees and acknowledges that the non-exclusive licenses granted herein may be terminated by AA if the Trust ceases to use AA, an affiliate of AA or their successors as investment adviser. In such event, the non-exclusive licenses granted herein may be revoked by AA and (1) the Trust shall cease using the names “Alpha Architect” as part of its name or the name of any series of shares, including the Fund, unless otherwise consented to by AA or any successor to its interests in such name, and/or (2) the Trust shall cease using“Merlyn.AI Bull-Rider Bear-Fighter,” “MAI Tactical Growth and Income,” “Merlyn.AI Best-of-Breed Core Momentum,” “Merlyn.AI SectorSurfer Momentum,” “MAI Bull-Rider Bear-Fighter Index,” “MAI Tactical Growth and Income Index,” “MAI Best-of-Breed Core Momentum Index,” and “MAI SectorSurfer Momentum Index” as part of the Fund’s name or the index it follows, in each case, unless otherwise consented to by AA or any successor to its interests in such name.

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2)	Schedule A to the Agreement is hereby amended and restated as set forth on Exhibit A to this Amendment.

3)	Miscellaneous.

a.	Capitalized terms not defined in this Amendment shall have the respective meanings set forth in the Agreement.

b.	Except as specifically amended by this Amendment, and except as necessary to conform to the intention of the parties hereinabove set forth, the Agreement shall remain unaltered and in full force and effect and is hereby ratified and confirmed.

c.	This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

d.	This Amendment shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by duly authorized representatives as of the date first set forth above.

Alpha Architect ETF Trust

Attest:	By:
	Name:	Michael Pagano, Ph.D.
	Title:	Trustee

EMPOWERED FUNDS, LLC

Attest:	By:
	Name:	Wesley R. Gray
	Title:	Manager

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Exhibit A (to the Amendment)

Amended and Restated

Schedule A

(to the Agreement)

Funds	Fee	Effective Date
Merlyn.AI Bull-Rider Bear-Fighter ETF	0.95%	October 14, 2019
Merlyn.AI Tactical Growth and Income ETF	0.75%	October 14, 2019
Merlyn.AI Best-of-Breed Core Momentum ETF	0.85%	_________, 2020
Merlyn.AI SectorSurfer Momentum ETF	1.25%	_________, 2020

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